                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[  ]  Preliminary Proxy Statement         [  ] Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

[x]   Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Under Rule 14a-12

                         TANNING TECHNOLOGY CORPORATION

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]   No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)   Total fee paid:

--------------------------------------------------------------------------------
[  ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

--------------------------------------------------------------------------------
(2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3)   Filing Party:

--------------------------------------------------------------------------------
(4)   Date Filed:

                                    [LOGO]

                        TANNING TECHNOLOGY CORPORATION

                                                                 April 27, 2000

Dear Stockholder:

   It is our pleasure to invite you to the Annual Meeting of Stockholders of Tanning Technology Corporation, a Delaware corporation, to be held on May 22, 2000 at 3:00 p.m. local time, at the Hilton Hotel, 7801 East Orchard Road, Englewood, Colorado.

   Details of the business to be conducted and the matters to be considered at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

   It is important that your shares be represented at the meeting, whether or not you are able to attend personally. You are therefore urged to complete, sign, date and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States.

   You are, of course, welcome to attend the meeting and vote in person, even if you have previously returned your proxy card or voted by other means.

                                          Sincerely,

                                          /s/ Larry G. Tanning
                                          Larry G. Tanning
                                          Chairman of the Board and
                                          Chief Executive Officer

                         TANNING TECHNOLOGY CORPORATION

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   The Annual Meeting of Stockholders (the "Annual Meeting") of Tanning Technology Corporation (the "Company") will be held on May 22, 2000 at 3:00 p.m. local time, at the Hilton Hotel, 7801 East Orchard Road, Englewood, Colorado.

   The Annual Meeting will be conducted:

  1. To consider and act on the following proposals, which are described in the accompanying Proxy Statement:

     Proposal One: To elect three Class I directors for terms ending at the
                   2003 Annual Meeting of Stockholders; and

     Proposal Two: To ratify the appointment by the Board of Directors of
                   Ernst & Young LLP as the Company's independent auditor for the 2000 fiscal year.

  2. To transact such other business as may properly come before the Annual Meeting.

   Stockholders of record at the close of business on April 18, 2000 will be entitled to notice of and to vote at the Annual Meeting.

                                             By Order of the Board of Directors,

                                             /s/ Mark W. Reinhardt

                                             Mark W. Reinhardt
                                             Secretary

April 27, 2000


 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE
 ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR IF INSTRUCTIONS THEREFOR ARE INCLUDED IN THIS PACKAGE, BY TELEPHONE OR ON THE INTERNET.

                        TANNING TECHNOLOGY CORPORATION
                    4600 South Syracuse Street, Suite 1200
                            Denver, Colorado 80237

                               ----------------

                                PROXY STATEMENT

   This Proxy Statement (the "Proxy Statement") is being furnished to the stockholders of Tanning Technology Corporation, a Delaware corporation ("We", "Tanning" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on May 22, 2000 at 3:00 p.m. local time, at the Hilton Hotel, 7801 East Orchard Road, Englewood, Colorado, and any adjournment or postponement thereof.

   At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

  Proposal One: To elect three Class I directors for terms ending at the 2003
              Annual Meeting of Stockholders.

  Proposal Two: To ratify the appointment by the Board of Directors of Ernst
              & Young LLP as the Company's independent auditor for the 2000 fiscal year.

   The Board of Directors of the Company recommends a vote FOR approval of each of the proposals.

   The Board of Directors of the Company has fixed the close of business on April 18, 2000 (the "Annual Meeting Record Date") as the record date for determining the holders of outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On that date, there were 20,684,282 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, each entitled to one vote on all matters to be acted upon. The Notice of Annual Meeting of Stockholders, this Proxy Statement and the form of proxy card are first being mailed to each stockholder entitled to vote at the Annual Meeting on or about April 27, 2000.

                       VOTING AND REVOCATION OF PROXIES

Voting

   Only holders of record of shares of Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at the Annual Meeting.

   The affirmative vote of a plurality of the shares of Common Stock entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting is required to elect the directors nominated pursuant to Proposal One. The affirmative vote of a majority of the shares of Common Stock entitled to vote thereon, present in person or represented by proxy, is required to approve Proposal Two.

   For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. For purposes of determining whether the affirmative vote of the holders of a majority of the shares entitled to vote on a proposal and present at the Annual Meeting has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, abstentions will have the effect of a vote "against" the matter (other than the election of directors) and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

   All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for a particular proposal on a proxy, such proxy will be voted in accordance with the Board of Directors' recommendations as set forth herein with respect to such proposal(s).

   In the event that a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Common Stock for which they have voting authority in favor of such adjournment.

How to Vote

   In addition to voting in person at the meeting, stockholders of record can vote by proxy by mailing their signed proxy cards.

   If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these institutions may offer telephone and/or Internet voting.

Revocation of Proxies

   Any stockholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice of revocation to the Secretary of the Company or by executing a later-dated proxy. In addition, voting by mail, telephone or Internet will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

   Three directors are to be elected. The Company's Board of Directors currently consists of nine directors divided into three classes, Class I, Class II and Class III, with members of each class holding office for staggered three-year terms and until their successors have been duly elected and qualified. There are currently: three Class I Directors, whose terms expire at the Annual Meeting; three Class II Directors, whose terms expire at the 2001 Annual Meeting of Stockholders; and three Class III Directors, whose terms expire at the 2002 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

   If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board of Directors has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination.

   The Board of Directors has nominated Dan J. Hesser, Toni S. Hippeli and Michael E. Shanahan for election as Class I Directors at the Annual Meeting for three-year terms expiring at the 2003 Annual Meeting of Shareholders. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented under the caption "Directors and Executive Officers" in this Proxy Statement.

   The Board of Directors recommends a vote FOR Dan J. Hesser, Toni S. Hippeli and Michael E. Shanahan for election as directors to serve in the class with terms expiring in 2003.

                           MANAGEMENT OF THE COMPANY

Directors and executive officers

   The following table contains information regarding our executive officers and directors.

 Name                                   Age Position
 ----                                   --- --------
 Larry G. Tanning......................  52 Chairman of the Board, President
                                            and Chief Executive Officer
 Bipin Agarwal.........................  39 Director and Executive Vice
                                            President of Strategy, Planning
                                            and New Ventures
 Henry F. Skelsey......................  41 Director, Executive Vice President
                                            and Chief Financial Officer
 John N. Piccone.......................  39 Executive Vice President
 P. Tracy Currie.......................  38 Senior Vice President of Global
                                            Client Services
 Frederick H. Fogel....................  40 Senior Vice President of Business
                                            Affairs and General Counsel
 Mark W. Tanning.......................  47 Vice President of Human Resources
                                            and Administration
 Philip A. Purver......................  41 Vice President of European
                                            Operations
 Dan J. Hesser.........................  60 Director
 Leo J. Hindery, Jr. ..................  52 Director
 Toni S. Hippeli.......................  52 Director
 Christopher P. Mahan..................  33 Director
 Joseph P. Roebuck.....................  64 Director
 Michael E. Shanahan...................  47 Director

   Larry G. Tanning, a co-founder of Tanning, has been our Chairman of the Board, President and Chief Executive Officer since January 1997 and served as the President of our predecessor entities from July 1993. Mr. Tanning has a B.S. degree in marketing from the University of Minnesota and a M.S. equivalent degree in business management with the American Management Association in New York, New York. Larry Tanning and Mark Tanning are brothers.

   Bipin Agarwal, a co-founder of Tanning, has been our Executive Vice President of Strategy, Planning and New Ventures since July 1999 and served as our Senior Vice President of North American Consulting Operations since July 1998. From August 1997 until June 1998 he was our Senior Vice President of Business Development and Architecture Practice. Mr. Agarwal was responsible for our consulting services and those of our predecessors from July 1994 until August 1997. He has been a director since our incorporation in January 1997. Mr. Agarwal has a M.S. degree in computer science from Roorkee University, India.

   Henry F. Skelsey has been our Executive Vice President and Chief Financial Officer since September 1998. He has been a director since our incorporation in January 1997. From March 1988 until August 1998, Mr. Skelsey was a Managing Director of AEA Investors Inc., the parent of AEA Tanning Investors Inc., which is a beneficial owner of our common stock. Since August 1998, Mr. Skelsey has acted as a consultant to AEA Investors Inc. Mr. Skelsey is also a director of Dal-Tile International Inc. and Rand McNally & Company. Mr. Skelsey has a M.B.A. from the Darden School at the University of Virginia and a B.S. degree in economics and finance from George Mason University.

   John N. Piccone joined Tanning as our Vice President of Strategy and Marketing in April 1999, becoming our Chief Operating Officer in June 1999, and is now serving as an Executive Vice President. From November 1993 until January 1999, Mr. Piccone served as a Senior Vice President at Cambridge Technology Partners, an information technology consulting services company. He was a member of Cambridge Technology Partners' executive committee from October 1997 until January 1999. Mr. Piccone has a B.S. degree in chemical engineering from the Massachusetts Institute of Technology.

   P. Tracy Currie has been our Senior Vice President of Global Client Services since February 2000 and served as our Senior Vice President of International Operations since July 1999. Mr. Currie was our Vice President--International from October 1998 until July 1999, and was our Vice President--Service Delivery from May 1996 until October 1998. Mr. Currie was the Director of UNIX Computing at McKesson Corporation, a healthcare company, from March 1995 until April 1996 and he was McKesson's Manager of Client Network Computing from August 1993 until March 1995. Mr. Currie has a B.S. degree in computer science engineering from Montana State University.

   Frederick H. Fogel has been our Senior Vice President of Business Affairs and General Counsel since February 2000 and joined us as Vice President of Business Affairs and General Counsel in July 1999. Mr. Fogel has been a partner at the law firm of Fried, Frank, Harris, Shriver & Jacobson since 1992, and was an associate at the firm from 1986 to 1992. Mr. Fogel continues to be a partner at this law firm. Mr. Fogel has a J.D. and an A.B. degree in philosophy from Harvard University.

   Mark W. Tanning has been our Vice President of Human Resources and Administration since January 1997. He was the Director of Human Resources at HB Fuller Company, a multinational specialty chemicals company, from July 1988 until December 1996 and the Director of International Human Resources at HB Fuller from June 1986 until July 1988. Mr. Tanning has B.A. and M.A. degrees in economics and business administration from the University of Minnesota. Mr. Tanning also has a professional certification degree from the Wharton School and has done post-graduate studies in industrial relations. Mark Tanning and Larry Tanning are brothers.

   Philip A. Purver has been our Vice President of European Operations since March 1999. Mr. Purver served as Commercial Vice President--Europe at Cambridge Technology Partners from December 1998 until March 1999 and Director of Sales-- Europe from December 1997 until December 1998. He was Cambridge Technology Partners' Western European Director of Sales from October 1995 until December 1997. Mr. Purver was the Sales Director for Easel UK Limited, a software development company, from August 1994 until October 1995. From 1993 until August 1994, he was in charge of international business development at Legent P.L.C., a software development company. Mr. Purver has a BSc. in mathematics and geography from Exeter University, England.

   Dan J. Hesser has been a Director since November 1999. Mr. Hesser most recently served as Chairman, President and Chief Executive Officer of INVESCO Funds, a mutual fund management company, where he worked for the past 37 years. Mr. Hesser is currently the Chairman of the Board of the American Medical Center and a director of the Colorado Symphony Association.

   Leo J. Hindery, Jr. has been a Director since November 1999. Mr. Hindery has been the Chief Executive Officer of Global Crossing Ltd. since March 2000, and has been the Chairman and Chief Executive Officer of GlobalCenter Inc., the Internet commerce services subsidiary of Global Crossing Ltd., since December 1999. From March 1999 to November 1999 Mr. Hindery served as President and Chief Executive Officer of AT&T's Broadband & Internet Services, and from February 1997 to February 1999, he was President of Tele-Communications, Inc.
(TCI). Mr. Hindery was the founder and Managing General Partner of Intermedia Partners from 1988 to February 1997.

   Toni S. Hippeli, a co-founder of Tanning, has been with us since November 1994. She has been a Director since our incorporation in January 1997 and had been a managing partner of our predecessor since January 1995. Ms. Hippeli has been the owner of Hippeli Enterprises, a business and financial consulting firm and a beneficial owner of our common stock, since December 1991. From October 1982 until selling the company to BMC Software in July 1991, Ms. Hippeli was the co-founder and President of Integrity Solutions, a mainframe computer software company. Ms. Hippeli has a B.A. degree in psychology from the University of Colorado.

   Christopher P. Mahan has been a Director since our incorporation in January 1997. Mr. Mahan has been a Principal at AEA Investors Inc. since December 1997 and has been associated with AEA Investors Inc. since

August 1991. AEA Investors Inc. is the parent of AEA Tanning Investors Inc., which is a beneficial owner of our common stock. From August 1989 to August 1991, Mr. Mahan was a consultant with Bain & Company, a management consulting company. Mr. Mahan is also a Director of Rand McNally & Company. Mr. Mahan has a B.A. degree in economics and history from Amherst College.

   Joseph P. Roebuck has been a Director since April 1999. Mr. Roebuck has been Vice President--Strategic Sales of Sun Microsystems Inc., a computer hardware company, since November 1998. He was Vice President of Worldwide Sales at Sun Microsystems from June 1990 until November 1998. Mr. Roebuck joined Sun Microsystems in 1983 as the Vice President of Sales. Mr. Roebuck has an A.B. in business administration from Cornell University.

   Michael E. Shanahan has been a director since July 1999. Mr. Shanahan has been the Vice President of Football Operations for the Denver Broncos, a National Football League franchise, since April 1999. He has been the coach and general manager of the Broncos since January 1995. Mr. Shanahan has a B.A. degree and a M.A. degree from Eastern Illinois University.

Board of directors

   Our board of directors is currently composed of nine directors.

   Our certificate of incorporation divides the board of directors into three classes: Class I, whose terms will expire at the Annual Meeting, Class II, whose terms will expire at the annual meeting of stockholders to be held in 2001, and Class III, whose terms will expire at the annual meeting of stockholders to be held in 2002. Our Class I directors are Toni S. Hippeli, Michael E. Shanahan and Dan J. Hesser. Our Class II directors are Christopher
P. Mahan, Joseph P. Roebuck and Leo J. Hindery, Jr. Our Class III directors are Larry G. Tanning, Bipin Agarwal and Henry F. Skelsey. At each annual meeting of stockholders beginning in 2000, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

   In addition, our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

   Holders of approximately 62% of the outstanding shares of our common stock are parties to an agreement under which they have agreed to vote in favor of their nominees to our board of directors. As a result of their voting power, they will have the ability to cause their nominees to be elected. See "Certain Relationships and Transactions with Related Parties--Stock Purchase Agreement, Shareholder Agreement and Registration Rights Agreement."

Committees of the board of directors and meetings

   The Board of Directors held 6 meetings in 1999. Other than Mr. Roebuck and Mr. Shanahan, no director attended fewer than 75% of the aggregate of such meetings of the Board and of the committees of the Board on which he or she served. Our committees consist of an audit committee and a compensation committee.

   The audit committee recommends the annual appointment of our auditors with whom the audit committee reviews the scope of audit and non-audit assignments and related fees, accounting principles we use in financial reporting, internal auditing procedures and the adequacy of our internal control procedures. During 1999, until November 9, 1999, our audit committee was composed of Bipin Agarwal, Toni S. Hippeli and Christopher P. Mahan. Thereafter its members were and continue to be Dan J. Hesser, Toni S. Hippeli and Christopher P. Mahan. The audit committee held one meeting during 1999.

   The compensation committee reviews and approves the compensation and benefits for our employees, directors and consultants, administers our employee benefit plans, authorizes and ratifies stock option grants and other incentive arrangements and authorizes employment and related agreements. During 1999, until July 22, 1999, our compensation committee was composed of Larry G. Tanning, Bipin Agarwal, Henry F. Skelsey and Christopher P. Mahan. Thereafter, its members were and continue to be Christopher P. Mahan, Joseph P. Roebuck and Michael E. Shanahan. The compensation committee held one meeting during 1999, and acted four times during 1999 by unanimous written consent of its members.

Compensation of directors

   Directors who are also our employees receive no additional compensation for their services as directors. Directors who are not our employees will not receive a fee for attendance in person at meetings of our board of directors or committees of our board of directors, but they will be reimbursed for travel expenses and other out-of-pocket costs incurred in connection with the attendance of meetings. Directors who are not our employees or employees of AEA Investors Inc. will be eligible to receive options to purchase our common stock in connection with their appointment to our board of directors.

   In connection with his election to the board of directors, we granted Mr. Hesser options to purchase 50,000 shares of our common stock at an exercise price of $34.125 per share. Options to purchase 12,500 shares were immediately exercisable. Options to purchase another 12,500 shares will vest on the first anniversary of their grant date and the remaining options will vest over the succeeding two years.

   In connection with his election to the board of directors, we granted Mr. Hindery options to purchase 50,000 shares of our common stock at an exercise price of $34.125 per share. Options to purchase 12,500 shares were immediately exercisable and were exercised. Options to purchase another 12,500 shares will vest on the first anniversary of their grant date and the remaining options will vest over the succeeding two years.

   In connection with his election to the board of directors, we granted Mr. Roebuck options to purchase 49,108 shares of our common stock at an exercise price of $5.35 per share. Options to purchase 16,369 shares were immediately exercisable and were exercised; the remaining options will vest over the succeeding four years.

   In connection with his engagement as a consultant and his election to the board of directors, we granted Mr. Shanahan options to purchase 49,108 shares of our common stock at an exercise price of $5.35 per share. Options to purchase 16,369 shares were immediately exercisable and were exercised; the remaining options will vest over the succeeding four years.

Executive officers

   Our board of directors appoints our executive officers. Our executive officers serve at the discretion of our board of directors.

Employment and non-competition agreements

   We have entered into an employment agreement, as amended to date, with Larry
G. Tanning, providing for his employment as our President and Chief Executive Officer. Pursuant to the agreement, Mr. Tanning is entitled to an annual salary of $206,500.

   If we terminate Mr. Tanning's employment without cause (as defined in the employment agreement) or we constructively terminate (as defined in the employment agreement) Mr. Tanning's employment, we are required to pay Mr. Tanning (1) any unpaid portion of his annual salary earned through the date of termination, (2) the annual bonus, if any, for the fiscal year immediately preceding the fiscal year of termination to the extent not already paid and (3) during a period of twelve months following termination, an amount equal to his annual salary at the time of termination. In addition, Mr. Tanning (and each other currently employed Named Executive Officer, as defined below in "Executive Compensation," and certain other employees) is entitled to a gross-up payment in the event he is subject to a federal excise tax resulting from payments or benefits received in connection with a change in control of our company. Mr. Tanning is also subject to customary non-competition, non-solicitation and non-disclosure covenants.

   We have entered into an employment agreement, as amended to date, with Bipin Agarwal pursuant to which he is entitled to an annual salary of $192,500.

   If we terminate Mr. Agarwal's employment without cause (as defined in the employment agreement) or we constructively terminate (as defined in the employment agreement) Mr. Agarwal's employment, we are required to pay to Mr. Agarwal (1) any unpaid portion of his annual salary earned through the date of termination, (2) the annual bonus, if any, for the fiscal year immediately preceding the fiscal year of termination to the extent not already paid and (3) during a period of twelve months following termination, an amount equal to his annual salary at the time of termination. Mr. Agarwal is also subject to customary non-competition, non-solicitation and non-disclosure covenants.

   We have entered into an employment agreement with P. Tracy Currie dated June 1, 1997. Pursuant to the agreement, Mr. Currie is entitled to an annual salary of $250,000, and is eligible to receive an annual bonus of between 13% and 80% of his annual salary upon attainment of performance goals, which is based upon attainment of performance targets involving the following: (1) revenue, and (2) earnings (before deductions for interest, taxes, depreciation and amortization). If we attain 100% of our target performance goals for a fiscal year, Mr. Currie's maximum bonus opportunity for that fiscal year will equal approximately 55% of his base salary.

   If we terminate Mr. Currie's employment without cause (as defined in the employment agreement) or we constructively terminate (as defined in the employment agreement) Mr. Currie's employment after he completes one year of continuous service, we are required to provide to Mr. Currie nine months of annual base salary and benefits coverage continuation and the post-termination period during which Mr. Currie will be subject to non-competition and non-disclosure provisions will be reduced from one year to nine months. If we terminate Mr. Currie's employment without cause or we constructively terminate Mr. Currie's employment after three years of continuous service or after a change in control of our company, we are required to provide to Mr. Currie one year of base salary and benefits coverage continuation. The employment agreement also contains customary non-competition, non-solicitation and non-disclosure covenants.

   We have also entered into an employment and expatriate assignment agreement with Mr. Currie dated November 15, 1998, specifying the terms and conditions of his employment while on an expatriate assignment in London, England. Pursuant to the expatriate agreement, Mr. Currie is entitled to the same base salary and bonus schedule as under his employment agreement, and he is entitled to additional compensation primarily to make up for cost of living differentials while working in London.

   We have entered into an employment agreement with Louis A. D'Alessandro dated February 1, 1999. Pursuant to the agreement, Mr. D'Alessandro is entitled to an annual salary of $175,000, and for fiscal 1999 is eligible to receive an annual bonus of between 16% and 87% of his annual salary upon attainment of performance goals, which for fiscal 1999 is based upon attainment of performance targets involving the following: (1) domestic revenue, (2) domestic technical services cost as a percentage of revenue, (3) domestic earnings (before deductions for interest and taxes), and (4) management and organizational objectives. Mr. D'Alessandro is guaranteed a minimum bonus of $48,125 for 1999. The employment agreement contains customary non-competition, non-solicitation and non-disclosure covenants.

   We have entered into an employment agreement with Mark Tanning, as amended to date, pursuant to which he is entitled to an annual salary of $155,000. If we constructively terminate (as defined in the employment agreement) Mark Tanning's employment, we are required to provide to Mark Tanning six months of annual base salary and benefits coverage continuation. If we terminate Mark Tanning's employment without cause or we constructively terminate Mark Tanning's employment after three years of continuous service or after a change in control of our company, we are required to provide to Mark Tanning nine months of base salary and benefits coverage continuation. The employment agreement contains customary non-competition, non-solicitation and non-disclosure covenants.

   We have entered into an employment agreement with John Piccone, as amended to date, pursuant to which he is entitled to an annual salary of $175,000. If we terminate Mr. Piccone's employment without cause, we are required to provide to Mr. Piccone six months of annual base salary. The employment agreement also contains customary non-competition, non-solicitation and non-disclosure covenants.

          CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PARTIES

Stock Purchase Agreement, Shareholder Agreement and Registration Rights
Agreement

   Tanning, Tanning's founders, and the TTC Investors Group are parties to a stock purchase agreement dated as of December 24, 1996, as amended. Under this agreement, the TTC Investors Group purchased an aggregate of 5,696,770 shares of our common stock for an aggregate consideration of $14.6 million.

   Larry G. Tanning, Bipin Agarwal, Toni Hippeli and entities controlled by them, together with the TTC Investors Group have entered into an amended and restated shareholder agreement dated as of July 20, 1999, which provides, among other things:

  . the TTC Investors Group may nominate one director to Class II of our board of directors;

  . Tanning Family Partnership, L.L.L.P., which is indirectly controlled by Larry G. Tanning, and WinSoft Corporation, which is controlled by Bipin Agarwal, each may nominate one director to any class of our board of directors;

  . the TTC Investors Group may appoint one member to each of the audit and compensation committees; and

  . all of the parties to the shareholder agreement have agreed to vote the shares of common stock owned by them in favor of each other's nominees.

If there are insufficient vacancies in a particular class of directors, the available positions shall be allocated first to the nominee of the TTC Investors Group (as to Class II only), second to the nominee of Tanning Family Partnership, L.L.L.P., and third to the nominee of WinSoft Corporation. The rights of each person mentioned above will terminate when such person no longer owns at least ten percent of our common stock.

   The parties to the stock purchase agreement and affiliated entities, together with Mr. Skelsey, have entered into an amended and restated registration rights agreement dated as of July 20, 1999, which provides, among other things:

  . the TTC Investors Group has the right to require the filing of a total of two registration statements with the SEC to register for sale shares of our common stock owned by it, or, under certain circumstances, by the persons who were members of the limited liability companies comprising the TTC Investors Group;

  . holders of a majority of the shares of our common stock held by Tanning's founders and Mr. Skelsey have the right to require the filing of one registration statement with the SEC during any twelve month period to register for sale shares of our common stock owned by them;

  . the Company has the right to participate in any of the registrations described above and sell shares of its common stock under such registration to the extent of 25% of the shares to be sold in such offering; and

  . all parties to the registration rights agreement have rights to participate in registration statements filed by Tanning for the sale of common stock in an underwritten offering for its own account, subject to the ability of the underwriters to limit the number of shares included in the registration and giving priority to issuances by Tanning.

   The existence and exercise of these registration rights may make it more difficult for us to arrange future financing and may have an adverse effect on the market price of our common stock.

Loans to our directors and officers

   On October 15, 1999, we extended a loan to Philip A. Purver in the amount of $100,000. The loan bears interest at 6.02% per annum and will be repaid on a periodic basis from Mr. Purver's earned bonus payments. All outstanding principal and unpaid interest on the loan is repayable on October 15, 2004.

   On November 12, 1999, we extended a loan to Mark W. Tanning in the amount of $100,000. The loan bears interest at 6.02% per annum and will be repaid on a periodic basis from Mr. Tanning's earned bonus payments. All outstanding principal and unpaid interest on the loan is repayable on November 12, 2004.

   For more information in connection with loans to our directors and officers, see "Compensation Committee Interlocks and Insider Participation."

Agreements with family members of our directors and officers

   In connection with an agreement entered into between our company and Mr. Jerome Nickerson, husband of Ms. Hippeli, as of January 1997, Mr. Nickerson received a commission on the sale of a software product by one of our subsidiaries in the amount of approximately $100,000, of which approximately $85,000 has been paid, and $15,000 of which will be paid between now and September 1, 2000. In addition, Mr. Nickerson also received approximately $18,000 in wage compensation in 1998.

   For more information relating to agreements with family members of our directors and officers, see "Compensation Committee Interlocks and Insider Participation."

Fees paid to related parties

   Stephen Brobst, a significant stockholder, has served as a consultant on project engagements. We paid Mr. Brobst $240,000 for consulting services in 1996, $790,535 for consulting services in 1997, $293,502 for consulting services in 1998 and $338,101 for consulting services in 1999. In addition, in connection with the stock purchase agreement, we paid Mr. Brobst a sign-on bonus of $413,422 in 1997.

   We paid a fee of $250,000 to AEA Investors Inc., the parent of AEA Tanning Investors Inc., which is a beneficial owner of our common stock, for strategic advisory services in July 1999 in connection with the initial public offering of our common stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Based solely upon a review of the forms received by the Company, or written representations of reporting persons and a review of those reports, the Company believes that, during the year ended December 31, 1999, its officers and directors and holders of more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

   The table below summarizes information concerning the compensation paid by us during 1999 to our chief executive officer, our four other most highly compensated executive officers who held their offices on December 31, 1999 and one other highly compensated individual who held his office during 1999 but not on December 31, 1999 (collectively defined as the "Named Executive Officers"):

Summary compensation table

                                                                       Long Term
                                                                     Compensation
                                                                 ---------------------
                                  Annual Compensation                   Awards
                         --------------------------------------- ---------------------
Name and Principal                                Other Annual   Securities Underlying      All Other
Position                 Salary ($)   Bonus ($) Compensation ($)      Options (#)      Compensation ($) (1)
------------------       ----------   --------- ---------------- --------------------- --------------------
Larry G. Tanning........  380,792          --           --                  --                1,351
 Chairman of the Board,
 President and Chief
 Executive Officer
Bipin Agarwal...........  356,458          --           --                  --                4,232
 Director and Executive
  Vice
 President of Strategy,
 Planning and New
  Ventures
John N. Piccone.........  150,000          --        43,315(2)          427,986                 --
 Executive Vice
  President
P. Tracy Currie.........  296,935(3)       --       117,102(4)           24,554               3,047
 Senior Vice President
  of
 Global Client Services
Mark W. Tanning.........  175,693          --           --                6,250               3,968
 Vice President of Human
 Resources and
 Administration
Louis A. D'Alessandro...  174,860      108,688          --                  --                3,458
 Vice President

--------
(1) Includes certain group term life insurance premiums paid by us and a matching contribution under our Section 401(k) plan.
(2) Includes $34,369 paid for temporary housing in Denver, Colorado.
(3) Includes $46,935 of foreign service compensation allowance.
(4) Includes $80,314 housing allowance for local housing in London, England and $15,742 for amounts reimbursed for payment of taxes. See "Employment and non-competition agreements."

Option grants in fiscal 1999

   The following table sets forth information regarding stock options granted during 1999 to the Named Executive Officers.

                                                                               Potential realized
                                                                                value at assumed
                                                                                  annual rates
                                                                                 of stock price
                                                                                appreciation for
                                           Individual grants                     option term (1)
                         ----------------------------------------------------- -------------------
                                           Percent of
                            Number of    total options
                           securities      granted to   Exercise or
                           underlying      employees    base price  Expiration
Name                     options granted in fiscal 1999  per share     date       5%       10%
----                     --------------- -------------- ----------- ---------- -------- ----------
Larry G. Tanning........         --            --            --           --        --         --
Bipin Agarwal...........         --            --            --           --        --         --
John N. Piccone.........      18,750(2)       0.40        $35.00     11/01/09  $412,712 $1,045,893
                              81,847(3)       1.75         15.00     06/29/09   772,097  1,956,646
                              81,847(4)       1.75          8.13     06/29/09   418,477  1,060,502
                             245,542(5)       5.26          5.35     04/01/09   826,147  2,093,619
P. Tracy Currie.........      24,554(6)       0.53          9.99     06/29/09   154,265    390,939
Mark W. Tanning.........       6,250(7)       0.13         35.00     11/01/09   137,571    348,631
Louis A. D'Alessandro...         --            --            --           --        --         --

--------
(1) The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock prices.
(2) 1,250 shares subject to the option vested upon grant. The remaining shares will vest pro rata on the last day of each month from November 1999 through December 2000.
(3) 12,278 shares vest on June 30, 2000; 12,277 vest on June 30, 2001; 16,369 vest on June 30, 2002; 16,369 vest on June 30, 2003; and 24,554 vest on June 30, 2004.
(4) 12,278 shares vest on June 30, 2000; 12,277 vest on June 30, 2001; 16,369 vest on June 30, 2002; 16,369 vest on June 30, 2003; and 24,554 vest on June 30, 2004.
(5) One-fifth of the shares subject to the option vested upon grant. One-fifth of the shares subject to the option will vest on each of April 1, 2000, 2001, 2002 and 2003.
(6) One-half of the shares subject to the option vested on December 31, 1999. One-fourth of the shares subject to the option will vest on each of June 30, 2001 and 2002.
(7) Four hundred seventeen of the shares subject to the option vested upon grant. The remaining shares will vest pro rata on the last day of each month from November 1999 through December 2000.

Aggregate option exercises in fiscal 1999 and fiscal year-end option values

   The following table sets forth information concerning the value realized upon the exercise of stock options during 1999 by Named Executive Officers and the value of unexercised in-the-money options held by Named Executive Officers as of December 31, 1999.

                                                    Number of securities
                                                   underlying unexercised     Value of unexercised
                                                   options at fiscal year-   in-the-money options at
                                                             end               fiscal year-end (1)
                         Shares acquired  Value   ------------------------- -------------------------
          Name             on exercise   realized Exercisable Unexercisable Exercisable Unexercisable
          ----           --------------- -------- ----------- ------------- ----------- -------------
Larry G. Tanning........        --            --        --           --             --           --
Bipin Agarwal...........        --            --        --           --             --           --
John N. Piccone.........     49,108      $136,520    52,860      375,126    $ 2,566,387  $17,539,690
P. Tracy Currie.........        --            --    257,412      222,213     13,404,875   11,535,895
Mark W. Tanning.........        --            --     75,730      136,774      3,946,503    6,992,477
Louis A. D'Alessandro...        --            --     65,478      140,775      3,450,510    7,357,167

--------
(1) Fair market value of the common stock underlying the options on December 31, 1999 minus the aggregate exercise price of the options.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During 1999, until July 22, 1999, our compensation committee was composed of Larry G. Tanning, Bipin Agarwal, Henry F. Skelsey and Christopher P. Mahan. Thereafter, its members were and continue to be Christopher P. Mahan, Joseph P. Roebuck and Michael E. Shanahan. Larry G. Tanning is the Company's President and Chief Executive Officer. Bipin Agarwal is the Company's Executive Vice President of Strategy, Planning and New Ventures. Henry F. Skelsey is an Executive Vice President and the Company's Chief Financial Officer.

   In connection with a significant reduction in the compensation of Messrs. Agarwal and Tanning pursuant to their revised employment agreements, on July 30 and August 2, 1999, respectively, we extended loans in the amount of $250,000 to each of Bipin Agarwal and Larry G. Tanning. The loans bear interest at 5.36% and 5.25%, respectively. The principal and all accrued interest on the loans are repayable on July 31, and August 2, 2001, respectively.

   We have employed Adesh Gupta, a brother-in-law of Bipin Agarwal, as a Practice Leader since January, 1997 and as a Consultant from October 1994 until January 1997. In addition to being one of our directors and our Executive Vice President of Strategy, Planning and New Ventures, Mr. Agarwal also controls WinSoft Corporation, which is a significant stockholder of Tanning. In 1999, Mr. Gupta received approximately $262,012 in compensation.

   On April 7, 1997, we granted Mr. Gupta an option to acquire 327,389 shares of our common stock at a per share purchase price of $2.90 per share. Of these options, 245,542 vested upon the grant, 16,369 vested on April 7, 1998, 32,739 vested on April 7, 1999 and the remaining 32,739 vested on April 7, 2000. On June 9, 1998, we granted Mr. Gupta an additional option to acquire 65,478 shares of our common stock at a per share purchase price of $3.82 per share. One-fourth of the shares subject to this option vested on June 9, 1999, and the remaining three-fourths will vest in equal installments on each of June 9, 2000, 2001 and 2002. On July 20, 1999, we granted Mr. Gupta an additional option to acquire 3,785 shares of our common stock at a per share purchase price of $10.00 per share. These options vest over a five-year period. On July 22, 1999, we granted Mr. Gupta an additional option to acquire 2,435 shares of our common stock at a per share purchase price of $15.00 per share. These options also vest over a five-year period.

                      REPORT OF THE COMPENSATION COMMITTEE
                   ON THE COMPENSATION OF EXECUTIVE OFFICERS

General

   The Compensation Committee reviews and approves the compensation and benefits for the Company's employees, directors and consultants, administers its employee benefit plans, authorizes and ratifies stock option grants and other incentive arrangements and authorizes employment and related agreements.

Compensation Policy

   The objectives of the Company's executive officer compensation program are:
(i) to attract qualified executive officers, (ii) to reward, motivate and retain the Company's executive officers and (iii) to align the interests of its executive officers with those of the Company's stockholders by linking the executives' annual cash and long-term compensation to the Company's performance.

   The Company's executive officer compensation program generally consists of three basic components: base salary, annual cash incentive-based compensation, and long-term compensation in the form of stock options.

Base Salary

   The base salary for each of the Company's executive officers, including the Chief Executive Officer, is determined by subjectively evaluating the responsibilities and strategic value of the executive's position, and the experience and performance of the individual. While no specific formula is used to set salaries, the Company considers the levels of base salary offered by other companies in the information technology services industry and in other technology companies with whom the Company competes for executive talent. During 1999, the base salaries of certain executive officers were adjusted to reflect these factors.

Annual Cash Incentive Compensation

   Certain of the Company's executive officers are eligible for an annual cash bonus based on the level of achievement of certain pre-established Company and individual performance goals, which vary based on the executive's position. The level of bonus opportunity is determined based upon subjective factors similar to those considered in determining salary levels.

Stock Option Plans

   Long-term incentive compensation is provided to employees in the form of stock options. The Company grants options to a broad base of its employees. Stock options are generally granted to an executive at the time the executive joins the Company and periodically thereafter at the discretion of the Committee. The Committee determines the timing of stock option awards and the size of each option award based on subjective factors similar to those used to determine salary levels and on the amount and timing of any previous option awards.

   Stock options are granted with an exercise price equal to the fair market value of the Company's common stock on the date of the option award. Because of this, the value of the options is wholly dependent upon an increase in the Company's stock price. Options generally become exercisable over time based on continuous employment with the Company.

CEO Compensation

   Larry Tanning, the Company's Chief Executive Officer, President, Chairman of the Board and co-founder of the Company, became a party to an employment agreement with the Company in July of 1999. Prior to July, Mr. Tanning's base salary was $480,000. Pursuant to his employment agreement his base salary was reduced to $295,291. Mr. Tanning was eligible for a performance-based bonus equal to an amount up to 88% of his base salary, based on the level of attainment of certain revenue, earnings and stock appreciation targets and certain subjective individualized goals. In November of 1999, Mr. Tanning agreed to forgo his bonus and to accept a reduced base salary of $206,500. No options were granted to Mr. Tanning in 1999.

Section 162(m)

   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation in excess of $1 million paid to their chief executive officers and to certain other highly compensated executive officers. The Code excludes from the $1 million cap compensation that is based on the attainment of pre-established, objective performance goals, if certain other requirements are met. The Committee considers the deductibility of executive compensation as one factor to be considered in the context of its overall compensation objectives.

                                          COMPENSATION COMMITTEE

                                          Christopher P. Mahan
                                          Joseph P. Roebuck
                                          Michael E. Shanahan

                               PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return on the Company's common stock between July 23, 1999 (the first trading date for the Company's common stock) and December 31, 1999 with the cumulative total return of (i) the Nasdaq National Market Index, and (ii) an SIC Code Index that includes organizations in the Company's Standard Industrial Classification
(SIC) code number 7373--Computer Integrated System Design. The graph assumes an investment of $100.00 on July 23, 1999 in the Company's common stock and each of the foregoing indices and assumes reinvestment of dividends, if any. The comparisons in this table are set forth in response to the Securities and Exchange Commission disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the common stock.


                        COMPARE CUMULATIVE TOTAL RETURN
                    AMONG TANNING TECHNOLOGY CORPORATION,
                    NASDAQ MARKET INDEX AND SIC CODE INDEX

          TANNING TECHNOLOGY CORP.   SIC CODE INDEX       NASDAQ MARKET INDEX
7/23/99             100.00                100.00                 100.00
7/30/99              97.63                100.00                 100.00
8/31/99              94.92                101.17                 103.43
9/30/99             142.37                112.10                 103.58
10/29/99            190.51                123.90                 111.60
11/30/99            331.53                146.30                 124.81
12/31/99            319.66                181.00                 152.59

                    ASSUMES $100 INVESTED ON JULY 23, 1999
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING DEC. 31, 1999

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

   The following table presents information regarding the beneficial ownership of our common stock as of April 18, 2000 by all directors and the persons listed in the Summary Compensation Table as well as by directors and executive officers of the Company as a group and, to the best knowledge of the Company's management, beneficial owners of 5% or more of the outstanding Common Stock.

   As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date of the Annual Meeting Record Date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person.

                            Number of shares  Percentage   Number of  Number of
                            of common stock    of shares  exercisable  excluded
Name                       beneficially owned outstanding options(1)  options(2)
----                       ------------------ ----------- ----------- ----------
TTC Investors II LLC(3)..      4,143,022         20.0            --         --
AEA Tanning Investors
 Inc.(3).................      5,696,770         27.5            --         --
Tanning Family
 Partnership, L.L.L.P....      3,261,351         15.8            --         --
Larry G. Tanning(4)......      3,461,713         16.7            --         --
WinSoft Corporation......      2,313,291         11.2            --         --
Bipin Agarwal(5).........      2,313,291         11.2            --         --
Stephen Brobst...........      2,322,021         11.2            --         --
Hippeli Enterprises,
 Inc.....................      1,161,010          5.6            --         --
Toni S. Hippeli(6).......      1,161,010          5.6            --         --
Henry F. Skelsey(7)(8)...        814,380          3.9        407,190    814,380
John N. Piccone..........        108,219            *         59,111    319,767
P. Tracy Currie(9).......        289,332          1.4        289,332    190,293
Mark W. Tanning..........        117,944            *        115,462     97,042
Louis A. D'Alessandro....         87,625            *         86,643    159,610
Christopher P.
 Mahan(7)(10)............            --             *            --         --
Dan J. Hesser............         12,500            *         12,500     37,500
Leo J. Hindery, Jr.......         12,500            *              0     37,500
Joseph P. Roebuck........         24,553            *          8,184     24,555
Michael E. Shanahan......         24,553            *          8,184     24,555
All directors and
 executive officers as a
 group (14 persons)(11)..      8,447,179         38.9      1,005,181  1,979,105

--------
  * Represents beneficial ownership of less than one percent.
 (1) Shows shares of our common stock issuable upon exercise of options that are currently exercisable or are exercisable within 60 days of April 18, 2000 and that are included in the total number of shares beneficially owned.
 (2) Shows shares of our common stock issuable upon exercise of options that will not be exercisable within 60 days of April 18, 2000 and that are not included in the total number of shares beneficially owned.
 (3) AEA Tanning Investors Inc. is the managing member of TTC Investors I LLC, which holds 984,237 shares of our common stock, TTC Investors II LLC, TTC Investors IA LLC, which holds 108,986 shares of our common stock, and TTC Investors IIA LLC, which holds 460,525 shares of our common stock, and accordingly may be deemed to beneficially own the shares held by these entities. AEA Tanning Investors Inc. is a wholly owned subsidiary of AEA Investors Inc. The address for each member of the TTC Investors Group is c/o AEA Investors Inc., Park Avenue Tower, 65 East 55th Street, New York, New York 10022.

 (4) Includes 3,261,351 shares of our common stock that Mr. Tanning is deemed to beneficially own because he indirectly controls Tanning Family Partnership, L.L.L.P., as to which Mr. Tanning disclaims beneficial ownership. Excludes 94,288 shares of our common stock held by immediate family members, and 32,738 shares of our common stock held by trusts for the benefit of immediate family members, as to which Mr. Tanning disclaims beneficial ownership.
 (5) Includes 2,313,291 shares that Mr. Agarwal is deemed to beneficially own as the controlling investor of WinSoft Corporation. Excludes 2,182 shares of our common stock held by Mr. Agarwal's wife, Shashi Agarwal, as to which Mr. Agarwal disclaims beneficial ownership.
 (6) Includes 1,161,010 shares that Ms. Hippeli is deemed to beneficially own as a controlling investor of Hippeli Enterprises, Inc. Ms. Hippeli and her husband, Jerome Nickerson, own 76% of the outstanding shares of common stock of Hippeli Enterprises, Inc. Mr. Nickerson disclaims beneficial ownership of the shares of our common stock owned by Hippeli Enterprises, Inc.
 (7) Mr. Skelsey and Mr. Mahan are each members of two of the limited liability companies constituting the TTC Investors Group. Neither Mr. Skelsey nor Mr. Mahan has voting or investment power over the shares of common stock owned by the TTC Investors Group as a result of the memberships and therefore neither is deemed to have beneficial ownership of the shares as a result of the memberships. Each of Mr. Skelsey's and Mr. Mahan's indirect ownership interest in our company through his memberships in the limited liability companies constituting the TTC Investors Group is less than one percent.
 (8) Includes 100,000 shares of our common stock held by trusts for the benefit of immediate family members, as to which Mr. Skelsey is the trustee and disclaims beneficial ownership.
 (9) Includes options to purchase 154,686 shares of our common stock held by Connor Patrick, Ltd., a partnership controlled by Mr. Currie. Excludes options to purchase 8,600 shares of our common stock which are held by a trust for Mr. Currie's children, as to which Mr. Currie disclaims beneficial ownership.
(10) Mr. Mahan's total excludes 5,696,770 shares of our common stock owned by the TTC Investors Group. Mr. Mahan is a director of AEA Tanning Investors Inc. Mr. Mahan disclaims beneficial ownership of the shares beneficially owned by the TTC Investors Group.
(11) See footnotes 4 through 6 above.

              PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF AUDITOR

   The Board of Directors appointed the firm of Ernst & Young LLP as independent auditor to examine the books of account and other records of the Company and its subsidiaries for the 2000 fiscal year. The Board of Directors is asking the stockholders to ratify and approve this action. Ernst & Young LLP served in such capacity in 1999 and has been the Company's independent auditor since 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to be available to respond to appropriate questions and to make a statement, if they desire.

   Although such ratification is not required by law, the Board of Directors believes that stockholders should be given the opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditor would be considered by the Board of Directors in determining whether to continue with the services of Ernst & Young LLP.

   The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditor for 2000.

          STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2001 ANNUAL MEETING

   Stockholders who intend to present proposals at the 2001 Annual Meeting of Stockholders, and who wish to have such proposals included in the proxy statement for such meeting, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, Tanning Technology Corporation, 4600 South Syracuse Street, Suite 1200, Denver, Colorado 80237. Such notice must be received no earlier than January 22, 2001 and no later than February 21, 2001, as set forth more fully in the By-laws. Proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission and with certain procedures described in the Company's By-laws in order to be eligible for inclusion in the Company's proxy statement for its 2001 Annual Meeting of Stockholders. A copy of the Company's By-laws, which describes all advance notice procedures regarding stockholder proposals, can be obtained from the Secretary of the Company.

                            SOLICITATION OF PROXIES

   Proxies will be solicited electronically, by mail, telephone, or other means of communication. Solicitation of proxies also may be made by directors, officers and regular employees of the Company. The Company will reimburse banks, brokerage firms, custodians, nominees, fiduciaries and others for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitations will be borne by the Company.

                                 OTHER MATTERS

   The Company knows of no other matter to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with their best judgment.

   The Company will furnish, without charge, to each person whose proxy is being solicited upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission (excluding exhibits). Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to Tanning Technology Corporation, 4600 South Syracuse Street, Suite 1200, Denver, Colorado 80237, Attention: Secretary.

                                          By Order of the Board of Directors,

                                          Mark W. Reinhardt
                                          Secretary

Dated: April 27, 2000
Denver, Colorado

P R O X Y


                         TANNING TECHNOLOGY CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  May 22, 2000

    This Proxy is Solicited on Behalf of the Tanning Technology Corporation

  The undersigned hereby appoints Henry F. Skelsey, Frederick H. Fogel and Katherine L. Scherping and each of them, proxies for the undersigned with full power of substitution, to vote all shares of Tanning Technology Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Tanning Technology Corporation to be held in Englewood, Colorado, on Monday May 22, 2000 at 3:00 P.M. local time or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

  Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side, no boxes need to be checked.

COMMENTS/ADDRESS CHANGE PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE
-----------------------------------------------------------------------


                                     (Continued and to be signed on other side)


--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                                                           Please mark
                                                          your votes as    [X]
                                                          indicated in
                                                          this example

The Board of Directors recommends a vote FOR each of the nominees on Item 1, and FOR Item 2.

Item 1- ELECTION OF DIRECTORS
                                                   FOR all         WITHHELD
    Nominees: Dan J. Hesser, Toni S. Hippeli       nominees        AUTHORITY
    and Michael E. Shanahan                                    for all nominees

WITHHELD FOR: (To withhold authority to vote         [_]              [_]
for any individual nominee, write that
nominee's name in the space provided below)

----------------------------------------------


Item 2- Ratification of the appointment of               FOR  AGAINST  ABSTAIN
        Ernst & Young LLP as the Company's               [_]    [_]      [_]
        independent auditors for 2000 fiscal year.



I PLAN TO ATTEND MEETING           [_]

COMMENTS/ADDRESS CHANGE
Please mark this box if you have   [_]
written comments/address change
on the reverse side.

Signature(s) _________________________________________________    Date__________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\